DEVELOPMENT AND MARKETING ALLIANCE AGREEMENT


THIS TECHNICAL DEVELOPMENT AND MARKETING ALLIANCE AGREEMENT (the "Agreement") made this day of April, 1997 (the "Effective Date"), by and between PrimeLink, Inc., a Kansas corporation whose principal place of business is located at 9875 Widmer Road, Lenexa, KS 66215 ("PrimeLink") and Williams Wireless, Inc., a Delaware corporation whose principal place of business is located at Tulsa Union Depot, 111 East First Street, Tulsa, Oklahoma 74103 ("WWI").

                           Background

WHEREAS, PrimeLink and WWI desire to establish a business relationship, the terms of which are described below, which will mutually support and enhance the development and marketing efforts of each company in the area of wireless telemetry products and services; and

WHEREAS, PrimeLink and WWI may use the basis of this relationship to enter into other development and marketing alliances.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means any person, entity, or association directly or indirectly controlling or controlled by, or under direct or indirect common control with, the party, entity, person or association in question. "Control" will mean the power to direct the management policies of the controlled person, entity, or association, whether by voting securities, by contract, by family relationship or otherwise.

     "Mtel Network" means the Two-Way wireless messaging system owned and operated by Mtel's Affiliates.

     "NPCS  Transceiver"  means the OEM Narrowband  wireless  PCS
transceiver   installed   within  the   Telemetry   Device,   and
transmitting over the Mtel Network, to transmit the customer Telemetry data being collected to a central data collection point.

     "Telemetry"   means,   collectively,   monitoring   devices,
computerized control equipment, communications infrastructure, software, host computers, control centers and technical personnel services.

     "Telemetry Gateways" means WWI-owned devices for communicating with TIMS, processing the telemetry data from the TIMS, storing the data, communicating the data to a central collection point, and packaged with other associated hardware all within an enclosure, designed to provide telemetry data collection within a customer's premise. Incorporated as a key component within the Telemetry Gateways is PrimeLink firmware licensed to WWI which is further described in Section 5 herein.

     "Telemetry Interface Module ("TIM")" means WWI-owned data sensing devices attached to various customer equipment for capturing, sorting and communicating telemetry data to Telemetry
Gateways.

     "Telemetry Product" means the TIMS, Telemetry Gateway, data collection networks, including the Mtel Network and others, other hardware, application software, device installation process, customer training, ongoing customer support, network management, data processing, data networking and other services which constitute a complete turn-key telemetry application which WWI offers to a customer.

2. Scope and Purpose of the Alliance. PrimeLink and WWI hereby agree to undertake a development and marketing alliance for the purpose of pursuing and developing products and business in the telemetry market. PrimeLink shall assist and cooperate with WWI, under the terms contained herein, in developing and marketing the Telemetry Products. WWI shall grant PrimeLink certain manufacturing contracts and marketing rights, under the terms contained herein..

3. System Engineering and Design Services. From time to time WWI may contract with PrimeLink for PrimeLink to provide systems engineering and design services. The terms of such contracts will be set forth in Purchase Orders or separate Commercial Service Agreements ("CSA"). Rates for such systems engineering and design services will be provided in Schedule A to the corresponding CSA. All resulting work efforts and documentation will be the property of WWI, and copies will be delivered to WWI as stipulated in the CSA. Upon request of WWI, PrimeLink will immediately deliver to WWI in Tulsa any materials relating to such systems engineering and design services, including but not limited to drawings, specifications, prototypes and circuit boards. All patent rights and copyrights associated with this paragraph accrue to WWI exclusively, except to the extent otherwise provided in the CSA or otherwise provided in Section 5 of this Agreement.

4. Manufacturing Services. From time to time WWI may contract with PrimeLink to manufacture Telemetry Devices for WWI. Mutually acceptable terms to govern such contracts will be set forth in separate CSAs, which terms shall provide that the manufacturing party is to be the exclusive manufacturer of the subject product. All manufactured products and documentation resulting from the contracted manufacturing efforts will be the property of WWI and copies will be delivered to WWI as stipulated in the CSA. Upon request of WWI, PrimeLink will immediately deliver to WWI in Tulsa any materials relating to such manufacturing efforts, including but not limited to drawings, specifications, prototypes and circuit boards. All patent rights and copyrights associated with this paragraph accrue to WWI exclusively. PrimeLink agrees to disclose full labor and materials costs on all products they manufacture for WWI under this paragraph.

5. Cross Licensing; Wholesale Purchases. WWI may license, or buy for resell, telemetry devices or components of telemetry devices including, but not limited to, firmware modules for accessing data from the MTEL Network, from PrimeLink at mutually agreeable wholesale rates. PrimeLink may license or buy for resell, telemetry products and services from WWI at mutually agreeable wholesale rates. All patent rights and copyrights associated with devices, components, products or services licensed or purchased as described in this Section 5 shall remain with the original holder thereof exclusively. Purchasing or licensing  for resell must follow the reseller terms outlined  in
Section 6 of this Agreement. Selection of products to offer for cross licensing or purchase for resale is at the sole discretion of each respective company holding the licensing or ownership rights.

6. Scope and Purpose of the Joint Marketing and Reseller Agreement. WWI hereby grants PrimeLink the non-exclusive right to resell the Telemetry Products developed and sold by WWI, under the following conditions. WWI retains the right to approve in PrimeLink's pursuit of all reseller opportunities. To obtain approval from WWI, PrimeLink shall use diligent and timely efforts to register resell opportunities with WWI by submitting to WWI a mutually agreeable registration form and by following mutually agreeable procedures. Once registered, WWI shall use diligent and timely efforts to notify PrimeLink as to whether PrimeLink is authorized to resell WWI's Telemetry Products to the registered customers. WWI shall not unreasonably deny PrimeLink the right to pursue any registered opportunity, but that notwithstanding, WWI has the right to deny authorization to PrimeLink if the registered opportunity conflicts with an existing opportunity being pursued directly by WWI or its agents or Affiliates, or if WWI believes the pursuit of the registered company may in some way be detrimental to WWI's parent company, The Williams Companies, Inc. or any of WWI's other Affiliates. If WWI denies PrimeLink the right to pursue a registered opportunity in accordance with this Section, WWI may pursue such opportunity directly with such potential customer without compensation to PrimeLink.

7. Cost Disclosure. PrimeLink agrees to disclose full labor and materials costs on all products it sells or licenses to WWI.

8. Relationship of the Parties. None of the provisions of this Agreement shall be deemed to constitute a partnership, joint venture, or any other such relationship between the parties hereto, and no party shall have any authority to bind the other party in any manner. Neither party shall have or hold itself out as having, nor shall either party have, any right, authority, or agency to act on behalf of another party in any capacity or in any manner, except as may be specifically authorized in this Agreement. The employees of WWI shall not be deemed to be employees of PrimeLink, and the employees of PrimeLink shall not be deemed to be employees of WWI.

9.   Responsibilities of the Parties.

     9.1 PrimeLink. During the Term of this Agreement, and subject to the terms and conditions contained herein, (i) PrimeLink shall provide technical support as required for and specified in each CSA or as required to support other activities jointly agreed to by the parties, and (ii) PrimeLink shall be fully responsible for the satisfaction of PrimeLink's customers to whom PrimeLink resells Telemetry Products developed by WWI, with WWI having responsibility only to PrimeLink and only to the extent set forth in any sale agreement between such parties, except that WWI shall assist in the resolution of any customer dissatisfaction related to a negligent omission or commission of an act by WWI or its Affiliates..

     9.2 WWI. During the Term of this Agreement, and subject to the terms and conditions contained herein, WWI shall be fully responsible for the satisfaction of WWI's customers to whom WWI sells products or services directly, except that PrimeLink shall assist in the resolution of any customer dissatisfaction related to a negligent omission or commission of an act by PrimeLink or its Affiliates. WWI shall provide technical support and customer support as required for specific CSA's entered into with PrimeLink, or as required to support activities of registered reseller opportunities agreed to by both parties.

     9.3     Jointly.   During  the term of this  Agreement,  and
     subject to the terms and conditions contained herein and any applicable CSA, PrimeLink and WWI shall jointly:

               (a)    develop   a  mutually  acceptable   project
               development plan for development of Telemetry and products.

               (b) develop a mutually acceptable marketing plan for pursuit of Telemetry service business.

               (c) market to prospective Telemetry customers through sales calls, presentations, demonstrations and any other means elected by the parties.

               (d) confer as to means by which each party shall develop, market, promote, and solicit Telemetry services business.

10.  Warranty.

      10.1 PrimeLink warrants software and hardware products it sells and/or licenses to WWI per the PrimeLink warranty attached hereto as Exhibit A.

      10.2 WWI warrants software and hardware products it sells and/or licenses to PrimeLink per the WWI warranty attached hereto as Exhibit B.

11. Indemnity. Each party shall defend, indemnify, and hold the other harmless from any and all liabilities, losses, damages, or costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (a) any breach by such party of any warranty, representation, or agreement contained herein, (b) the performance of such party's duties and obligations hereunder, or (c) any claim arising out of or related to the other's authorized use of such party's tradenames, trademarks, or service marks; except to the extent caused by the negligence or willful acts or omissions of the party entitled to indemnification hereunder.

12.  Representations and Warranties.

     12.1. By PrimeLink. PrimeLink represents and warrants to WWI as follows: (a) PrimeLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas; (b) PrimeLink has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement; (c) this Agreement has been duly authorized, executed and delivered by PrimeLink and is a valid and binding obligation of PrimeLink enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights; and (d) PrimeLink has all requisite power and authority to require certain actions of its other Affiliates to accomplish and provide the services as set forth in this Agreement.

     12.2. By WWI. WWI represents and warrants to PrimeLink as follows: (a) WWI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (b) WWI has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement;
     (c) this Agreement has been duly authorized, executed, and delivered by WWI and is a valid and binding obligation of WWI enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights; and (d) WWI has all requisite power and authority to require certain actions of its other Affiliates to accomplish and provide the services as set forth in this Agreement.

13.  Term and Termination.

     13.1 Term. The term of this Agreement shall commence on the Effective Date and continue for a period of eighteen (18) months therefrom (the "Initial Term"). Upon the mutual agreement of the parties, this Agreement may thereafter be renewed for additional, successive one year terms ("Extension Term(s)").

     13.2 Termination. The Agreement may be terminated (a) upon the mutual agreement of the parties, (b) upon the commission of a material breach of the terms and conditions hereof by one of the parties (the "breaching party") and the failure of the breaching party to cure or remedy such breach or default within thirty (30) days following receipt of written demand from the non-breaching party to do so, (c) upon one of the party's insolvency, assignment for the benefit of creditors, appointment or sufferance of appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency or similar debtor-relief statutes, or (d) at WWI's sole discretion, if there is a material change in the senior management of PrimeLink; however, if, in connection with such change, an employee of PrimeLink leaves the employment of PrimeLink, neither WWI nor any Affiliate shall employ or contract with any former employee of PrimeLink for a period of One (1) year or (e) at WWI's sole discretion, upon a change of control in the ownership of PrimeLink or any aggregate transfer of at least twenty-one percent (21%) interest resulting in a total transfer of 21% of the ownership interests in PrimeLink to or from any individual or entity during the term of this Agreement; however, PrimeLink and if Affiliates reserve the right for a public offering at PrimeLink's sole discretion.

     13.3 Assignment. Upon termination of this Agreement pursuant to this Section 13, PrimeLink shall upon WWI's request exercise PrimeLink's right under the language set forth in Section 18.5 to assign to WWI any third party agreements related to the provision of products or services by PrimeLink pursuant to this Agreement.

     13.4 Effect of Termination. Upon any termination or expiration of this Agreement, each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination or expiration of the transactions contemplated hereby, except with respect to those obligations which by their nature are designed to survive termination or expiration; provided that no such termination will relieve PrimeLink or WWI from any liability arising from any breach of this Agreement occurring prior to termination or expiration.

     The parties further agree that upon any termination or expiration of this Agreement PrimeLink will immediately deliver to WWI in Tulsa any material relating to the design and manufacture, including but not limited to drawings, specifications, prototypes, printed circuit boards, component inventories and undelivered products or assembled inventories, relating to Telemetry Devices manufactured for WWI by PrimeLink as described in Sections 3 and 4 herein. WWI and PrimeLink shall complete all existing CSAs in place at the time of termination. WWI and PrimeLink may continue as a buyer and reseller of the each other's respective products and services under a separate agreement to be negotiated at the time of termination or expiration of this Agreement.

14. Confidentiality. The parties acknowledge that they are subject to that certain Joint Non-Disclosure Agreement executed between the parties, a copy of which is attached hereto as Exhibit C and the terms of which are incorporated herein by this reference. The parties further acknowledge that the disclosure of confidential or proprietary information hereunder shall constitute "Discussion" of "Confidential Information" (as such terms are used in the Joint Non-Disclosure Agreement), and that no disclosures shall be made in violation of such Joint Non-Disclosure Agreement.

15. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile, or sent by an internationally recognized overnight courier service, and shall be deemed to have been received when (a) delivered in person or received by facsimile (as evidenced by a facsimile confirmation sheet) or (b) three (3) business days after delivery to the office of such overnight courier service with postage prepaid and properly addressed to the other party, at the following respective addresses:

To   PrimeLink:                       To WWI:

PrimeLink                                Williams Wireless, Inc.
Attention:    Don   Wallace              Attention:    James   D. Cunningham
9875 Widmer Road                         Tulsa Union Depot
Lenexa, KS 66215                         111 East First Street
                                         Tulsa, OK 74103
Telephone  #: (913) 859-0700             Telephone #: (918)  588-4879
Facsimile #:  (913) 859-9233            Facsimile #:   (918) 561-6024

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

16. Patent/Copyright Indemnity. PrimeLink agrees it will at its sole cost and expense, defend, indemnify and hold harmless WWI against all claims, liens, demands, damages, liability, actions, causes of action, losses, judgments, costs and expenses of every nature (including investigation costs and expenses, settlement costs, and attorney's fees and expenses) (collectively, "Claim(s)") to the extent such Claims arise out of, result from, or are attributable to the negligence, error, omission, or willful misappropriation of any patent, copyright, trade secret, trademark, or confidential information (hereinafter called "Intellectual Property") by PrimeLink or its employees, subcontractors, consultants, representatives, or agents; provided, however, WWI gives PrimeLink prompt notice in writing of the Claims. PrimeLink shall defend, indemnify and hold WWI harmless pursuant to this Section during the entire claim process, regardless of whether the Claim is settled or goes to trial.

     If a judgment or settlement is obtained or reasonably anticipated against WWI's use of any Intellectual Property for which PrimeLink has indemnified WWI, PrimeLink shall at PrimeLink's sole cost and expense promptly modify the item or items which were determined to be infringing, acquire a license or licenses on WWI's behalf to provide the necessary rights to WWI to eliminate the infringement, or substitute the Intellectual Property with non-infringing Intellectual Property which provides WWI the same functionality. If none of such options is commercially reasonable, PrimeLink shall refund the license fee to WWI less reasonable lease charges for the time used.

     WWI agrees it will at its sole cost and expense, defend, indemnify and hold harmless PrimeLink against all Claims, to the extent such Claims arise out of, result from, or are attributable to the negligence, error, omission, or willful misappropriation of any Intellectual Property by WWI or its employees, subcontractors, consultants, representatives, or agents; provided, however, PrimeLink gives WWI prompt notice in writing of the Claims. WWI shall defend, indemnify and hold PrimeLink harmless pursuant to this Section during the entire claim process, regardless of whether the Claim is settled or goes to trial.

     If a judgment or settlement is obtained or reasonably anticipated against PrimeLink's use of any Intellectual Property for which WWI has indemnified PrimeLink, WWI shall at WWI's sole cost and expense promptly modify the item or items which were determined to be infringing, acquire a license or licenses on PrimeLink's behalf to provide the necessary rights to PrimeLink to eliminate the infringement, or substitute the Intellectual Property with non-infringing Intellectual Property which provides PrimeLink the same functionality. If none of such options is commercially reasonable, WWI shall refund the license fee to PrimeLink less reasonable lease charges for the time used.

17. Limitation of Liability

     17.1 EACH PARTY'S TOTAL AGGREGATE LIABILITY FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR THE SERVICES PERFORMED HEREUNDER (OTHER THAN FOR PROFESSIONAL NEGLIGENCE WHICH IS COVERED BY THE NEXT SENTENCE) SHALL BE LIMITED TO THE LESSER OF THE TOTAL AMOUNT RECEIVED BY EITHER PARTY PURSUANT TO THIS AGREEMENT OR $l,000,000.
     17.2 NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER UNDER CONTRACT, TORT OR OTHER CAUSE OF ACTION, INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES, LOSS OR EXPENSES ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY THIRD PARTY HARDWARE OR SOFTWARE, INCORRECT THIRD PARTY CONTENT, THE OTHER PARTY'S LOST PROFITS, LOST BUSINESS, LOST DATA, OR LIABILITY OR INJURY TO THIRD PERSONS, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IF THIS PROVISION IS IN CONFLICT WITH OTHER CONTRACTUAL TERMS AND CONDITIONS, IT IS UNDERSTOOD BY THE PARTIES THAT THIS PROVISION WILL, IN ALL CASES, PREVAIL.

18.  Miscellaneous.

     18.1 Force Majeure. Neither party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control, including earthquakes, landslides, strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or other reason of like nature that could not have been reasonably anticipated by the non-performing party as of the Effective Date and that cannot be reasonably avoided or overcome; provided that the nonperforming party gives the other party written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof.

     18.2 Announcements. The parties shall consult and confer with each other prior to making any public announcement concerning any of the transactions contemplated in this Agreement. Neither party shall make or issue any public announcement concerning the subject matter of this Agreement without ten days written notice to the other party or the prior written consent of the other party.

     18.3 Applicable Law. The validity, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

     18.4 Assignment. Neither party shall assign this Agreement or its rights or obligations herein without the prior written consent of the other party; except that WWI shall have the current or future right to, without the prior consent of PrimeLink, assign this Agreement to any parent, or Affiliate.

     18.5 Assignment of Third Party Agreements. PrimeLink agrees to insert the following paragraph into all third party contracts into which PrimeLink enters relating to products or services to be provided by PrimeLink pursuant to this
     Agreement: "This Agreement and all rights and obligations herein shall be wholly assignable by PrimeLink to Williams Wireless, Inc. without consent."

     18.6 Non-Solicitation. WWI shall not solicit for employment any employee of PrimeLink for a period that is the lesser of
     (i)  the  term during which this Agreement is in effect,  or
     (ii)  two  (2)   years  from  the  Effective  Date  of  this
     Agreement.


IN   WITNESS  WHEREOF,  PrimeLink  and  WWI  have  executed  this
Agreement as of the Effective Date.



Williams Wireless, Inc.                 PrimeLink

By:   /S/  S.  Miller Williams                  By:   /S/  D.  I. Wallace
Name:      S.  Miller Williams                  Name:      D.  I. Wallace
Title:    President                             Title:    President

Williams communications Group Inc.
F/K/A The Wiltech Group Inc.
hereby executes this agreement for the sole purpose of amending the Joint Nondisclosure Agreement as described in section 14 of this agreement

By:  /S/ S. Miller Williams
Name:     S. Miller Williams
Title:    Senior Vice President